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                                                                    EXHIBIT 10.1

(PRG SCHULTZ LOGO)



March 07, 2003



Mr. John Cook
40 Cates Ridge
Atlanta, GA 30327

Dear Mr. Cook:

This letter confirms our agreement to amend, effective February 24, 2003, your Employment Agreement with PRG-Schultz USA, Inc., dated March 20, 1996 (the "Agreement") in the following manner:

Base salary increase from $500,000.00 per annum paid $19,230.77 bi-weekly to $600,000.00 per annum paid $23,076.93 bi-weekly in accordance with the Company's customary payroll procedures.

Except for the adjustment above, the terms of the Agreement shall continue in full force and effect as originally executed.

Should you have any questions, please give me a call.

Best wishes,


/s/ MARIE A. NEFF
---------------------------
Marie A. Neff
Executive Vice President, Human Resources